United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

June 29, 2007

Date of Report

REFLECT SCIENTIFIC, INC.

(Exact name of Registrant as specified in its Charter)

Utah	000-31377	87-0642556
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

1270 South 1380 West

Orem, Utah 84058

(Address of Principal Executive Offices)

(801) 226-4100

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 29, 2007, Reflect Scientific, Inc. (“Reflect” or the “Company”), pursuant to a Securities Purchase Agreement between the Company and several institutional investors (the “Investors”), issued convertible debentures in the aggregate principal amount of $2,500,000 (the “Debentures”) and stock purchase warrants exercisable over a five year period for 3,846,154 shares of common stock (the “Warrants”) in a private placement. vFinance Investments, Inc. (“vFinance”) acted as a placement agent for the offering.

The Debentures have a maturity date of June 29, 2009, and will accrue interest at a rate of 12% per annum. Payments of principal under the Debentures are not due until the maturity date and interest is due on a quarterly basis, however the Investors can convert the principal amount of the Debentures into common stock of the Company. Interest shall be payable at the option of the Company to the Investors either in cash or in registered common stock at a fifteen percent (15%) discount to the “Market Price.”  At the Closing, the Company prepaid the first two quarterly interest payments of out proceeds of the offering from escrow.  The conversion price of the Debentures is $0,65 per share yielding an aggregate total of possible shares to be issued as a result of conversion of 3,846,154 shares. The principal amount of the Debentures cannot be prepaid without the consent of the holders.  The exercise price of 50% of the Warrants is $0.80 per share; and the exercise price of the other 50% of the Warrants is $1.00.

The Debentures and the Warrants have anti-dilution protections, and the Company has agreed to certain registration rights for the resale of the shares of common stock underlying the Debentures and Warrants, pursuant to a registration rights agreement entered into simultaneously with the transaction (the “Registration Rights Agreement”).

The issuance of the Debentures and Warrants constituted a private placement and therefore was exempt from registration in accordance with Regulation D of the Securities Act of 1933, as amended.

 vFinance received a cash fee of $250,000; 192,308 five year $0.80 warrants identical to the Investors Warrants, except that the vFinance warrants have a “cashless” feature that is effective on issuance whereas the Investor Warrants have a “cashless” feature that is contingent upon the expiration of one year from issuance and that there then be no effective registration statement covering the underlying shares; and 192,307 five year $1.00 warrants.  In addition, vFinance was issued 35,000 shares of Common Stock of the Company that are “restricted securities,” as a retainer under its investment banking agreement with the Company.

A copy of each of the forms of the Debenture, the Warrant, the Registration Rights Agreement and the Securities Purchase Agreement, along with the vFinance Investing Banking Agreement and the vFinance warrant, is filed herewith as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 4.4, respectively, and each is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to each of these respective Exhibits.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Exhibit Description

       4.1 Debenture

       4.2 Form of Purchasers Warrant

       4.3 Registration Rights Agreement

       4.4 Form of Placement Agent Warrant

     10.1 Securities Purchase Agreement

     10.2 Placement Agent Agreement

*  Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

REFLECT SCIENTIFIC, INC.

Date:	07/05/2007	By:	/s/ Kim Boyce
Kim Boyce
President and Director

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